EXHIBIT 10.22

MORGAN STANLEY

DIRECTORS’ EQUITY CAPITAL ACCUMULATION PLAN

(as amended through February 8, 2005)

Section 1. Purpose

Morgan Stanley, a Delaware corporation (the “Company”), hereby adopts the Morgan Stanley Directors’ Equity Capital Accumulation Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its stockholders.

Capitalized terms used herein without definition have the meanings ascribed thereto in Section 21.

Section 2. Eligibility

Only directors of the Company who are not employees of the Company or any affiliate of the Company (the “Eligible Directors”) shall participate in the Plan.

Section 3. Plan Operation

(a) Administration. Other than as provided in Section 5(c)(v), the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that questions of administration arise, these shall be resolved by the Board. The Board may, in its discretion, delegate to the Chief Financial Officer or the Chief Legal Officer of the Company any or all authority and responsibility to act pursuant to the Plan. All references to the “Plan Administrators” in the Plan shall refer to the Board, or the Chief Financial Officer or Chief Legal Officer if the Board has delegated its authority pursuant to this Section 3(a). The determination of the Plan Administrators on all matters within their authority relating to the Plan shall be conclusive.

(b) No Liability. The Plan Administrators shall not be liable for any action or determination made in good faith with respect to the Plan or any award hereunder, and the Company shall indemnify and hold harmless the Plan Administrators from all losses and expenses (including reasonable attorneys’ fees) arising from the assertion or judicial determination of any such liability.

Section 4. Shares of Stock Subject to the Plan

(a) Stock. Awards under the Plan shall relate to shares of Stock.

(b) Shares Available for Awards. Subject to Section 4(c) (relating to adjustments upon changes in capitalization), as of any date, the total number of shares of Stock with respect to which awards may be granted under the Plan shall be equal to the excess (if any) of (i) 1,700,000 shares over (ii) the sum of (a) the number of shares subject to outstanding awards granted under the Plan and (b) the number of shares previously issued pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, shares of Stock covered by awards granted under the Plan that are canceled or expire unexercised shall again become available for awards under the Plan. Shares of Stock that shall be issuable pursuant to the awards granted under the Plan shall be authorized and unissued shares, treasury shares or shares of Stock purchased by, or on behalf of, the Company in open-market transactions.

(c) Adjustments. In the event of any merger, reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, split, spin-off, split-up, split-off, distribution of cash, securities or other property by the Company, or other change in the Company’s corporate structure affecting the Stock, then the following shall be automatically adjusted in order to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Plan:

(i) the aggregate number of shares of Stock reserved for issuance under the Plan,

(ii) the number of shares of Stock subject to outstanding awards,

(iii) the number of Stock Units credited pursuant to Section 7(b) of the Plan,

(iv) the per share purchase price of Stock subject to any stock options granted pursuant to the Plan, and

(v) the number of shares to be granted as Director Stock pursuant to Section 6(a) or to be granted pursuant to any other automatic awards that may be provided for under the Plan in the future.

(d) Types of Award. The Company’s stockholders originally approved the Plan on April 19, 1996, and approved amendments to the Plan on March 19, 2002. The types of award authorized by the stockholders under the Plan are Director Stock, Stock Units awarded at an Eligible Director’s election pursuant to Section 7, shares of Stock awarded at an Eligible Director’s election pursuant to Section 8 and stock options.

Section 5. Stock Options

(a) Effective as of February 8, 2005 (the “Transition Date”), no additional stock options will be awarded under the Plan.

(b) Section 5(a) shall not impair the rights of any person in any stock option that was awarded under the Plan prior to the Transition Date. All such stock options shall remain subject to the terms and conditions applicable thereto.

(c) The following terms and conditions apply to stock options issued under the Plan, including without limitation all stock options issued prior to the Transition Date:

(i) Nontransferability. No stock option granted pursuant to the Plan shall be sold, assigned or otherwise transferred by an Eligible Director other than by will or the laws of descent or distribution and any such stock option may be exercised during the Eligible Director’s lifetime only by such Eligible Director.

(ii) Limitation on Exercise. No stock option granted pursuant to this Plan may be exercised for a period of six (6) months from the date such stock options was granted.

(iii) Effect of Termination.

(A) If an Eligible Director’s service as a director of the Company terminates for a reason other than for Cause, then any stock option granted to such Eligible Director shall remain exercisable following the date of such Eligible Director’s termination of service in accordance with the following provisions:

(a) Disability, Normal Retirement or Death. If service terminates by reason of Disability, Normal Retirement or death, until the expiration date of the stock option.

(b) Other. If service terminates for any other reason (except for Cause), until the earlier of 90 days after the termination date and the expiration date of the stock option.

(B) If an Eligible Director is terminated for Cause, all stock options granted under the Plan to such Eligible Director shall be canceled and shall no longer be exercisable, effective on the date of such Eligible Director’s termination for Cause.

(iv) Expiration Date of Stock Options. All stock options granted under the Plan shall expire on the tenth anniversary of the date on which they are granted.

(v) Extension of Exercisability. Notwithstanding any other provision hereof, the Board shall have the authority, in its discretion, to amend any outstanding stock option granted pursuant to the Plan to extend the exercisability thereof; provided, however, that no such amendment shall cause such stock option to remain exercisable beyond its original expiration date.

(d) Notwithstanding Section 5(a), stock options remain one of the types of award that the stockholders of the Company have authorized for the Plan, and Section 5(a) shall not impair the authority of the Board under Section 12 to amend the Plan in the future to provide for awards of stock options without obtaining additional stockholder approval.

Section 6. Director Stock

(a) Awards. Each Eligible Director shall receive the following shares of Director Stock:

(i) Initial Awards. Any person (other than a person who is already an Eligible Director) who is elected, appointed or otherwise becomes an Eligible Director after the Transition Date otherwise than by reason of being elected to the Board at an Annual Meeting shall receive 4,000 shares of Director Stock on the first day of the calendar month following the month in which such Eligible Director becomes an Eligible Director; provided, however, that if such a person is elected, appointed or otherwise becomes an Eligible Director less than 60 days prior to the Annual Meeting in any year, then such Eligible Director shall receive no Director Stock pursuant to this Section 6(a)(i).

(ii) Subsequent Awards. As of the date of each Annual Meeting occurring after the Transition Date, each Eligible Director (including any Eligible Director who becomes a member of the Board by reason of being elected to the Board at such Annual Meeting) shall automatically receive 4,000 shares of Director Stock, provided that such Eligible Director shall continue to serve as a director of the Company after such Annual Meeting.

(b) Limitation on Transfer. Director Stock may not be sold, transferred, pledged, assigned or otherwise conveyed by an Eligible Director for a period of six (6) months from the date such Stock is awarded.

(c) Deferral of Awards. An Eligible Director may elect to defer the receipt of all or a portion of the Director Stock by making an election pursuant to Section 7(a), in which case there shall be credited to the Eligible Director’s Stock Unit Account a number of Stock Units equal to the number of shares of Director Stock being deferred.

Section 7. Elective Deferrals

(a) Election. Each Eligible Director may make a Deferral Election to defer receipt of all or part of:

•	the Annual Retainer;

•	the Committee Retainer for services as a member of any Board committee; and

•	shares of Director Stock.

An Eligible Director may make a Deferral Election by submitting a Deferral Election Form to the Secretary of the Company, indicating: (i) the Deferred Amount; (ii) the Distribution Date; (iii) whether distributions are to be made in a lump sum, installments or a combination thereof; (iv) the percentage of deferred Annual Retainer and Committee Retainers to be credited to the Stock Unit Account and the Cash Account; and (v) from which Account each distribution is to be made. Deferral Election Forms must be submitted before the start of the fiscal year during which the Eligible Director will earn the Annual Retainer, Committee Retainers and Director Stock to be deferred; provided, however, that in the case of an Eligible Director who is newly elected or appointed to the Board, such Eligible Director’s Deferral Election Form relating to the Annual Retainer, Committee Retainers and Director Stock earned during the fiscal year of such election or appointment may be submitted within 30 days after the date of such election or appointment. In all cases, a Deferral Election Form shall be effective only with respect to the Annual Retainer, Committee Retainers and Director Stock which are earned after the Deferral Election is made. All Deferral Elections (including indications on the Deferral Election Form as to Distribution Date and form of distributions), once made, shall be irrevocable. Notwithstanding the foregoing, a Deferral Election may be superseded with respect to future deferrals of an Eligible Director’s Annual Retainer and Committee Retainers and grants of Director Stock by submitting a new Deferral Election Form to the Secretary, in which case such new Deferral Election shall be effective starting with the Annual Retainer, Committee Retainers and Director Stock earned in the fiscal year following the year in which such new Deferral Election Form is submitted. An Eligible Director may designate, in any Deferral Election Form, one or more beneficiaries to receive any distributions under the Plan upon the Eligible Director’s death, and may change such designation at any time by submitting a new Deferral Election Form to the Secretary.

(b) Stock Unit Deferral. An Eligible Director may elect to have all or part of the Deferred Amount credited to a Stock Unit Account in the form of Stock Units. Credits to an Eligible Director’s Stock Unit Account will be made as follows:

(i) Deferral of the Annual Retainer and Committee Retainers. As of the Retainer Payment Date, the Company shall credit to the Stock Unit Account an amount equal to any Deferred Amount resulting from an Eligible Director’s deferral of (A) all or part of the Annual Retainer plus (B) all or part of any Committee Retainers. The number of Stock Units credited to the Stock Unit Account shall be the amount obtained by dividing (X) the Deferred Amount by (Y) the Fair Market Value of a share of Stock on the Retainer Payment Date.

(ii) Deferral of Director Stock. An Eligible Director who defers the receipt of Director Stock shall have credited to the Stock Unit Account a number of Stock Units equal to the number of shares of Director Stock deferred. The credit will be made as of the date on which the Eligible Director becomes entitled to receive the Director Stock.

(iii) Dividend Equivalents. If Stock Units exist in an Eligible Director’s Stock Unit Account on a dividend record date for the Company’s Stock, the Stock Unit Account shall be credited, on the dividend payment date related to such dividend record date, with an additional number of Stock Units equal to (i) the cash dividend paid on one share of Stock, multiplied by (ii) the number of Stock Units in the Stock Unit Account on the dividend record date, divided by (iii) the Fair Market Value of a share of Stock on the dividend payment date.

(c) Cash Deferral. An Eligible Director may elect to have all or part of the Deferred Amount derived from his or her Annual Retainer or Committee Retainers credited to a Cash Account. The Deferred Amount allocated to the Cash Account shall be credited thereto on the date on which the Eligible Director becomes entitled to payment of such Deferred Amount. As of the last day of each fiscal quarter and the Eligible Director’s Service Termination Date, the Eligible Director’s Cash Account will be credited with an Interest Equivalent equal to (i) the Rate of Interest, multiplied by (ii) the Average Daily Cash Balance, multiplied by (iii) the number of days during the fiscal quarter or other period during which such Cash Account had a positive balance, divided by (iv) 365.

(d) Distributions.

(i) Distribution Date. Each Eligible Director shall designate on the Deferral Election Form one of the following dates as a Distribution Date with respect to amounts credited to the Stock Unit Account or Cash Account thereafter: (A) the first day of the calendar month following the date of the Eligible Director’s death; (B) the first day of the calendar month following the Service Termination Date; (C) the first day of a calendar month specified by the Eligible Director; or (D) the earliest to occur of (A), (B) or (C). If an Eligible Director fails to designate one of the foregoing alternatives as the Distribution Date, the Eligible Director shall be deemed to have designated alternative (D). Unless a Deferral Election Form designates a different Distribution Date for the Eligible Director’s Stock Unit Account than for the Eligible Director’s Cash Account, the Eligible Director shall be deemed to have selected the same Distribution Date for both Accounts. Notwithstanding the election made by an Eligible Director on any Deferral Election Form or any other provision of the Plan, in the event of an Eligible Director’s death, all amounts credited to the Eligible Director’s Stock Unit Account and Cash Account will be paid to the Eligible Director’s beneficiary (or if no beneficiary has been designated, to the Eligible Director’s estate) promptly following the date of death.

(ii) Distribution Method. An Eligible Director shall request on the Deferral Election Form that distributions which are subject to such Deferral Election Form be made in (A) a lump sum, (B) no more than 120 monthly, 40 quarterly or 10 annual installments or (C) in part as provided in clause (A) and in part as provided in clause (B). The amount to be distributed in any installment pursuant to a specific Deferral Election Form shall be determined by dividing the balance in the Cash Account or the number of Stock Units in the Stock Unit Account, as the case may be, that are subject to such Deferral Election Form by the number of remaining installments. If an Eligible Director receives a distribution on an installment basis, undistributed Deferred Amounts shall remain subject to the provisions of this Section 7.

(iii) Form of Distributions. All distributions from the Cash Account shall be paid in cash. Distributions made from the Stock Unit Account shall be for a number of whole shares of Stock equal to the number of whole Stock Units to be distributed and cash in lieu of any fractional share (determined by using the Fair Market Value of a share of Stock on the date on which such distributions are distributed).

(e) Deferral of Meeting Fees. As of the Transition Date, the Company does not pay Meeting Fees. In the event that the Company determines in the future to pay Meeting Fees to Eligible Directors, and in the case of Meeting Fees deferred prior to the the Transition Date, the provision of this Section 7 relating to elective deferrals of Annual Retainer, Committee Retainers and Director Stock, and the provisions of Section 8 relating to Stock Elections, shall apply to such Meeting Fees mutatis mutandis; provided, however, that any Deferred Amount resulting from deferral of all or part of an Eligible Director’s Meeting Fees (other than Meeting Fees for meetings of the Board or any committee thereof held on a Retainer Payment Date) will initially be credited to the Cash Account as of the date on which the Eligible Director becomes entitled to payment of the Meeting Fees, shall thereafter be credited with Interest Equivalents as calculated under Section 7(c) (such Deferred Amount as increased by such Interest Equivalents being the “Adjusted Deferred Amount”) and will thereafter be debited from the Cash Account and credited to the Eligible Director’s Stock Unit Account as of the next Retainer Payment Date (or, if the Eligible Director’s service on the Board terminates prior to the next Retainer Payment Date, as of the first business day following his or her Service Termination Date), with the number of Stock Units credited to the Stock Unit Account being the amount obtained by dividing (i) the relevant Adjusted Deferred Amount by (ii) the Fair Market Value of a share of Stock on the Retainer Payment Date or the Service Termination Date, as applicable.

Section 8. Election to Receive Stock

(a) Election. An Eligible Director may make a Stock Election to receive all or a portion of the Eligible Director’s Annual Retainer and Committee Retainers in shares of Stock by submitting a Stock Election Form to the Company’s Secretary indicating the Stock Amount. A Stock Election Form shall be effective only with respect to Annual Retainer and Committee Retainers payable after the date on which the Secretary receives the Stock Election Form. Each Stock Election, once made, shall be irrevocable. Notwithstanding the foregoing, a Stock Election may be superseded with respect to future payments of an Eligible Director’s Annual Retainer and Committee Retainers by submitting a new Stock Election Form to the Secretary.

(b) Payment in Stock. As of each Retainer Payment Date, an Eligible Director who has made a Stock Election will receive, in lieu of the Annual Retainer and Committee Retainers elected to be received in Stock, a whole number of shares of Stock (but not fractional shares) determined by dividing:

(i) the amount of Annual Retainer and Committee Retainers that are payable to the Eligible Director on the Retainer Payment Date and are subject to a Stock Election; by

(ii) the Fair Market Value of a share of Stock on the Retainer Payment Date.

In no circumstances shall an Eligible Director be entitled to receive, or the Company have any obligation to issue to the Eligible Director, any fractional share of Stock. In lieu of any fractional share of Stock, the Eligible Director shall be entitled to receive, and the Company shall be obligated to pay to such Eligible Director, cash equal to the value of any fractional share of Stock (determined by using the Fair Market Value of a share of Stock on the Retainer Payment Date.

Section 9. Fair Market Value

“Fair Market Value” shall mean, with respect to each share of Stock for any day:

(a) if the Stock is listed for trading on the New York Stock Exchange, the closing price, regular way, of the Stock as reported on the New York Stock Exchange Composite Tape, rounded up to the nearest whole cent, or if no such reported sale of the Stock shall have occurred on such date, on the most recent date such a reported sale occurred, or

(b) if the Stock is not so listed, but is listed on another national securities exchange or on the Nasdaq Stock Market (“Nasdaq”), the closing price, regular way, of the Stock on such exchange or Nasdaq, rounded up to the nearest whole cent, as the case may be, on which the largest number of shares of Stock have been traded in the aggregate on the preceding twenty trading days, or, if no such reported sale of the Stock shall have occurred on such date on such exchange or Nasdaq, as the case may be, on the most recent date on which such a reported sale occurred on such exchange or Nasdaq, as the case may be, or

(c) if the Stock is not listed for trading on a national securities exchange or Nasdaq, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers, rounded up to the nearest whole cent, or, if no such prices shall have been so reported for such date, on the most recent date for which such prices were so reported.

Section 10. Issuance of Stock

(a) Restrictions on Transferability. All shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable or legally necessary under any laws, statutes, rules, regulations and other legal requirements, including, without limitation, those of any stock exchange upon which the Stock is then listed and any applicable federal, state or foreign securities law.

(b) Compliance with Laws. Anything to the contrary herein notwithstanding, the Company shall not be required to issue any shares of Stock under the Plan if, in the opinion of legal counsel to the Company, the issuance and delivery of such shares would constitute a violation by the Eligible Director or the Company of any applicable law or regulation of any governmental authority, including, without limitation, federal and state securities laws, or the regulations of any stock exchanges on which the Company’s securities may then be listed.

Section 11. Withholding Taxes

The Company may require as a condition of delivery of any shares of Stock that the Eligible Director remit (i) in cash, (ii) by tendering (or attesting to the ownership of) shares of Stock that the Eligible Director has owned for at least six months (or such other period as the Company determines will not result in unfavorable accounting treatment) or (iii) by the Company withholding shares of Stock, an amount sufficient to satisfy all foreign, federal, state, local and other governmental withholding tax requirements relating thereto (if any) and any or all indebtedness or other obligation of the Eligible Director to the Company or any of its subsidiaries. Any shares tendered or withheld pursuant to this Section 11 will be valued at Fair Market Value on the relevant payment or exercise date, as applicable.

Section 12. Plan Amendments and Termination

The Board may suspend or terminate the Plan at any time, in whole or in part. Termination of the Plan shall not adversely affect the rights of Eligible Directors in Cash Accounts and Stock Unit Accounts outstanding at the time of termination. Notwithstanding any termination of the Plan, distributions to Eligible Directors in respect of their Cash Accounts and Stock Unit Accounts shall be made at the times and in the manner provided herein.

The Board may also alter, amend or modify the Plan at any time. These amendments may include (but are not limited to) changes that the Board considers necessary or advisable as a result of changes in, or the adoption or interpretation of, any law, regulation, ruling, judicial decision or accounting standards (collectively, “Legal Requirements”). The

Board may not amend or modify the Plan in a manner that would materially impair an Eligible Director’s rights in any Cash Account or Stock Unit Account without the Eligible Director’s consent; provided, however, that the Board may, without an Eligible Director’s consent, amend or modify the Plan in any manner that it considers necessary or advisable to comply with any Legal Requirement or to ensure that amounts credited to an Eligible Director’s Cash Account or Stock Unit Account are not subject to federal, state or local income tax prior to payment.

Section 13. Listing, Registration and Legal Compliance

If the Plan Administrators shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained. The term “Consent” as used herein with respect to any Plan Action means (i) the listing, registrations or qualifications in respect thereof upon any securities exchange or under any foreign, federal, state or local law, rule or regulation, (ii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, or (iii) any and all written agreements and representations by an Eligible Director with respect to the disposition of Stock or with respect to any other matter, which the Plan Administrators shall deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

Section 14. Right Reserved

Nothing in the Plan shall confer upon any Eligible Director the right to continue as a director of the Company or affect any right that the Company or any Eligible Director may have to terminate the service of such Eligible Director.

Section 15. Rights as a Stockholder

Except as otherwise provided by the terms of any applicable Benefit Plan Trust, an Eligible Director shall not, by reason of any stock option, Director Stock, Stock Unit or Stock Amount, have any rights as a stockholder of the Company until Stock has been issued to such Eligible Director.

Section 16. Unfunded Plan

The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Eligible Director or other person. To the extent any person holds any rights by virtue of a pending grant or deferral under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company. Notwithstanding the foregoing, the Company may (but shall not be obligated to) contribute shares of Stock corresponding to Stock

Units to a Benefit Plan Trust, provided that the principal and income of any such Benefit Plan Trust shall be subject to the claims of general creditors of the Company. The Company may amend the terms of any Benefit Plan Trust as applicable to any one or more Eligible Directors in order to procure favorable tax treatment for such Eligible Director(s) or to comply with the laws applicable in any non-U.S. jurisdiction.

Section 17. Governing Law

The Plan is deemed adopted, made and delivered in New York and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

Section 18. Severability

If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

Section 19. Notices

All notices and other communications hereunder shall be given in writing and shall be deemed given when personally delivered against receipt or five days after having been mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Company: Morgan Stanley, 1585 Broadway, New York, New York 10036, Attention: Corporate Secretary; and (b) if to an Eligible Director, at the Eligible Director’s principal residential address last furnished to the Company. Either party may, by notice, change the address to which notice to such party is to be given.

Section 20. Section Headings

The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

Section 21. Definitions

As used in the Plan, the following terms shall have the meanings indicated below:

“Adjusted Deferred Amount” has the meaning set forth in Section 7(e).

“Annual Meeting” means an annual meeting of the Company’s stockholders.

“Annual Retainer” means a cash retainer for services as a member of the Board.

“Average Daily Cash Balance” means the sum of the daily balances for a Cash Account for any quarter or shorter period for which the calculation is made, divided by the number of days on which a positive balance existed in such Cash Account.

“Benefit Plan Trust” means any trust established by the Company under which Eligible Directors, or Eligible Directors and participants in designated employee benefit plans of the Company, constitute the principal beneficiaries.

“Board” means the board of directors of the Company.

“Cash Account” means a bookkeeping account to which Deferred Amounts are credited pursuant to Section 7(c).

“Cause” means, with respect to any Eligible Director, termination of service on the Board on account of any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate.

“Committee Retainer” means a cash retainer for services as a member of any committee of the Board.

“Company” has the meaning set forth in Section 1.

“Deferred Amount” means the percentage of the Annual Retainer, Committee Retainers and Director Stock that an Eligible Director elects to defer, as indicated on the relevant Deferral Election Form.

“Deferral Election” means a deferral election by an Eligible Director made pursuant to Section 7(a).

“Deferral Election Form” means an election form submitted by an Eligible Director to the Secretary of the Company as provided in Section 7(a).

“Director Stock” means shares of Stock awarded to an Eligible Director for service on the Board as provided in Section 6.

“Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

“Distribution Date” means the date that an Eligible Director elects as the date on which distribution of Deferred Amounts should begin, as indicated on the relevant Deferral Election Form.

“Eligible Directors” has the meaning set forth in Section 2.

“Fair Market Value” has the meaning set forth in Section 9.

“Interest Equivalent” means an additional amount to be credited to a Cash Account calculated in accordance with Section 7(c).

“Meeting Fees” means fees (if any) payable to an Eligible Director for participation in meetings of the Board or any committee thereof.

“Normal Retirement” means the termination of service on the Board for retirement at or after attaining age 65, other than for Cause, Disability or death.

“Plan” has the meaning set forth in Section 1.

“Rate of Interest” means the time weighted average interest rate paid by the Company for a quarter, or such shorter period from the end of the preceding quarter to an Eligible Director’s Service Termination Date, to institutions from which it borrows funds.

“Retainer Payment Date” means the date as of which an Eligible Director becomes entitled to payment of the Annual Retainer.

“Service Termination Date” means the date of an Eligible Director’s termination of service on the Board.

“Stock” means the Company’s common stock, par value $0.01 per share, and any other shares into which such stock shall thereafter be changed by reason of any merger, reorganization, recapitalization, consolidation, split-up, combination of shares or similar event as set forth in and in accordance with Section 4.

“Stock Amount” means the percentage of the Annual Retainer and Committee Retainers that an Eligible Director elects to have paid in Stock, as indicated on the relevant Stock Election Form.

“Stock Election” means an election by an Eligible Director to receive all or a portion of the Eligible Director’s Annual Retainer and Committee Retainers in shares of Stock.

“Stock Election Form” means the election form submitted by an Eligible Director to the Secretary of the Company as provided in Section 8(a).

“Stock Unit Account” means a bookkeeping account to which Deferred Amounts are credited pursuant to Section 7(b).

“Stock Units” means units that are awarded under the Plan and are equivalent in value to shares of Stock.

“Transition Date” has the meaning set forth in Section 5(a).